First Quarter 2026 Earnings Results Presentation April 13, 2026 Exhibit 99.2

1 Quarterly Highlights Results Snapshot Net Revenues 1Q26 $17.23 billion Net Earnings 1Q26 $5.63 billion EPS1 1Q26 $17.55 Annualized ROE2 1Q26 19.8% Annualized ROTE2 1Q26 21.3% Book Value Per Share 1Q26 $361.19 (+1.0% YTD) “Goldman Sachs delivered very strong performance for our shareholders this quarter, even as market conditions became more volatile. Our clients continue to depend on us for high quality execution and insights amid the broader uncertainty, and we remain confident in how we’ve positioned our businesses. The geopolitical landscape remains very complex – so disciplined risk management must remain core to how we operate.” — David Solomon, Chairman and Chief Executive Officer Record AUS4 of $3.65 trillion; 33rd consecutive quarter of long-term fee-based net inflows Record net revenues in GBM, including strong Investment banking fees and record Equities net revenues, including record financing Completed the acquisitions of Industry Ventures in 1Q26 and Innovator Capital Management in 2Q26 2nd highest net revenues, net earnings and diluted EPS1 #1 in announced and completed M&A and equity & equity-related offerings; #2 in leveraged lending and high-yield debt3

Financial Overview

Financial Results

$ in millions, except per share amounts		1Q26	vs. 4Q25	vs. 1Q25
Global Banking & Markets	$	12,738	22%	19%
Asset & Wealth Management		4,078	(14)%	10%
Platform Solutions		411	N.M.	(33)%
Net revenues		17,227	28%	14%
Provision for credit losses		315	N.M.	10%
Operating expenses		10,426	7%	14%
Pre-tax earnings	$	6,486	11%	15%
Net earnings	$	5,630	22%	19%
Net earnings to common	$	5,403	23%	18%
Diluted EPS[1]	$	17.55	25%	24%
ROE[2]		19.8%	3.8pp	2.9pp
ROTE[2]		21.3%	4.2pp	3.3pp
Efficiency ratio[4]		60.5%	(11.8)pp	(0.1)pp

Financial Overview Highlights

- 1Q26 results included EPS[1] of $17.55 and ROE of 19.8%
  - Net revenues were higher YoY, primarily reflecting higher net revenues in Global Banking & Markets
  - Provision for credit losses of $315 million primarily reflected growth and impairments related to wholesale loans
  - Operating expenses were higher YoY, reflecting significantly higher transaction based expenses and higher compensation and benefits expenses (reflecting improved operating performance)

Net Revenues by Segment ($ in millions)



$17,227
$12,738
$4,078
$411
1Q26
$13,454
$10,411
$4,719
$(1,676)
4Q25
$15,062
$10,741
$3,711
$610
1Q25
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

2

Global Banking & Markets

Financial Results

$ in millions	1Q26	vs. 4Q25	vs. 1Q25
Investment banking fees $	2,840	10%	48%
FICC	4,011	29%	(10)%
Equities	5,326	24%	27%
Other	561	33%	181%
Net revenues	12,738	22%	19%
Provision for credit losses	248	335%	276%
Operating expenses	7,009	20%	18%
Pre-tax earnings $	5,481	22%	15%
Net earnings $	4,758	34%	19%
Net earnings to common $	4,574	36%	18%
Average common equity $	82,100	2%	3%
Return on common equity	22.3%	5.7pp	2.9pp

Global Banking & Markets Highlights

- 1Q26 net revenues were higher YoY
  - Investment banking fees reflected significantly higher net revenues in Advisory and Equity underwriting and higher net revenues in Debt underwriting
  - FICC reflected lower net revenues in intermediation, partially offset by slightly higher net revenues in financing
  - Equities reflected significantly higher net revenues in financing and higher net revenues in intermediation
- Investment banking fees backlog[4] decreased slightly QoQ, driven by a decrease in Advisory, partially offset by an increase in Debt underwriting
- 1Q26 select data[4]:
  - Total assets of $1.82 trillion
  - Loan balance of $183 billion
  - Net interest income of $2.19 billion

Global Banking & Markets Net Revenues ($ in millions)



$12,738
$2,840
$4,011
$5,326
$561
1Q26
$10,411
$2,577
$3,107
$4,306
$421
4Q25
$10,741
$1,914
$4,435
$4,192
$200
1Q25
Investment banking fees
FICC
Equities
Other

3

Global Banking & Markets – Net Revenues

Goldman Sachs

Net Revenues

$ in millions	1Q26	vs. 4Q25	vs. 1Q25
Advisory	$ 1,494	10%	89%
Equity underwriting	535	3%	45%
Debt underwriting	811	16%	8%
Investment banking fees	2,840	10%	48%
FICC intermediation	2,949	46%	(13)%
FICC financing	1,062	(2)%	2%
FICC	4,011	29%	(10)%
Equities intermediation	2,718	25%	7%
Equities financing	2,608	23%	59%
Equities	5,326	24%	27%
Other	561	33%	181%
Net revenues	$ 12,738	22%	19%

Global Banking & Markets Net Revenues Highlights

- 1Q26 Investment banking fees were significantly higher YoY
  - Advisory reflected a significant increase in completed mergers and acquisitions volumes
  - Equity underwriting primarily reflected significantly higher net revenues from convertible offerings
  - Debt underwriting reflected higher net revenues from investment-grade and asset-backed activity, partially offset by significantly lower net revenues from leveraged finance activity
- 1Q26 FICC net revenues were lower YoY
  - FICC intermediation reflected significantly lower net revenues in interest rate products and mortgages and lower net revenues in credit products, partially offset by significantly higher net revenues in commodities and currencies
  - FICC financing net revenues were slightly higher
- 1Q26 Equities net revenues were a record and significantly higher YoY
  - Equities intermediation primarily reflected higher net revenues in cash products
  - Record Equities financing primarily reflected significantly higher net revenues in prime financing
- 1Q26 Other net revenues were significantly higher YoY, primarily reflecting significantly higher net gains from direct investments

4

Asset & Wealth Management

Financial Results

$ in millions	1Q26	vs. 4Q25	vs. 1Q25
Management and other fees:			
Asset management	$ 1,308	(2)%	10%
Wealth management	1,769	1%	17%
Total Management and other fees	3,077	—	14%
Incentive fees	183	1%	42%
Private banking and lending	638	(18)%	(12)%
Investments	180	(73)%	15%
Net revenues	4,078	(14)%	10%
Provision for credit losses	66	N.M.	267%
Operating expenses	3,082	(12)%	8%
Pre-tax earnings	$ 930	(24)%	11%
Net earnings	$ 807	(16)%	15%
Net earnings to common	$ 770	(17)%	14%
Average common equity	$ 23,061	(7)%	(6)%
Return on average common equity	13.4%	(1.6)pp	2.5pp

Asset & Wealth Management Highlights

- 1Q26 net revenues were higher YoY
  - Management and other fees primarily reflected the impact of higher average AUS
  - Incentive fees YoY were primarily driven by performance
  - Private banking and lending reflected the impact of lower deposit spreads related to Marcus deposits, partially offset by higher deposit balances
- 1Q26 pre-tax margin of 23%
- 1Q26 select data[4]:
  - Total assets of $214 billion
  - Loan balance of $51 billion, of which $46 billion related to Private banking and lending
  - Net interest income of $704 million
  - Total Wealth management client assets of ~$1.8 trillion

Asset & Wealth Management Net Revenues ($ in millions)



$4,078
$3,077
$183
$638
$180
1Q26
$4,719
$3,092
$181
$776
$670
4Q25
$3,711
$2,701
$129
$725
$156
1Q25
Management and other fees
Incentive fees
Private banking and lending
Investments

5

Asset & Wealth Management – Assets Under Supervision

Goldman Sachs

AUS Highlights[4]

- During the quarter, AUS increased $44 billion to a record $3.65 trillion
  - Net inflows across all asset classes
  - Net market depreciation in equity and fixed income assets
- Total long-term AUS net inflows of $62 billion during the quarter, of which:
  - $22 billion of net inflows in Wealth management client channel
  - $22 billion of net inflows in Third-party distributed client channel
  - $18 billion of net inflows in Institutional client channel

AUS Rollforward[4]

$ in billions	1Q26	4Q25	1Q25
Beginning balance	**$ 3,606**	$ 3,452	$ 3,137
Long-term AUS net inflows / (outflows)[5]	**62**	66	29
Liquidity products	**25**	50	(5)
Total AUS net inflows / (outflows)	**87**	116	24
Net market appreciation / (depreciation)	**(43)**	38	12
Ending balance	**$ 3,650**	$ 3,606	$ 3,173

AUS by Asset Class[4]

$ in billions	1Q26	4Q25	1Q25
Alternative investments	**$ 429**	$ 420	$ 355
Equity	**954**	951	771
Fixed income	**1,341**	1,334	1,207
Total long-term AUS	**2,724**	2,705	2,333
Liquidity products	**926**	901	840
Total AUS	**$ 3,650**	$ 3,606	$ 3,173

Long-Term AUS by Client Channel[4]

$ in billions	1Q26	4Q25	1Q25
Institutional	**$ 1,198**	$ 1,193	$ 1,068
Wealth management	**950**	945	804
Third-party distributed	**576**	567	461
Total long-term AUS	**$ 2,724**	$ 2,705	$ 2,333

1Q26 AUS by Region and Vehicle[4]


Region
71%
22%
7%
Americas
EMEA
Asia


Vehicle
54%
31%
15%
Separate accounts
Public funds
Private funds and other

6

Asset & Wealth Management – Alternative Investments On-Balance Sheet Alternative Investments4Alternative Investments Highlights4 ■ 1Q26 Management and other fees from alternative investments were $597 million, up 13% compared with 1Q25 ■ During the quarter, alternative investments AUS increased $9 billion to $429 billion ■ 1Q26 gross third-party alternatives fundraising across strategies was $26 billion ($464 billion raised since 2019) 7 1Q26 $ in billions Average AUS Effective Fees (bps) Corporate equity $ 128 88 Credit 79 67 Real estate 28 66 Hedge funds and other 67 68 Funds and discretionary accounts 302 75 Corporate equity 38 19 Credit 21 10 Real estate 16 10 Hedge funds and other 51 17 Advisory and OCIO accounts 126 16 Total alternative investments AUS $ 428 58 $ in billions 1Q26 Loans $ 5.2 Debt securities 7.6 Equity securities 11.6 Other 1.9 Total On-B/S alternative investments $ 26.3 Alternative Investments AUS and Effective Fees4 $26 $5 $2 $10 $9 Corporate equity Credit Real estate Hedge funds and other 1Q26 Alternatives Fundraising4 ($bn)

Platform Solutions Highlights Platform Solutions Financial Results 8 $ in millions 1Q26 vs. 4Q25 vs. 1Q25 Net revenues $ 411 N.M. (33)% Provision for credit losses 1 N.M. (100)% Operating expenses 335 (6)% (4)% Pre-tax earnings $ 75 (48)% 27% Net earnings $ 65 (42)% 30% Net earnings to common $ 59 (44)% 31% Average common equity $ 3,743 (7)% (17)% Return on average common equity 6.3% (4.2)pp 2.3pp ■ 1Q26 net revenues were significantly lower YoY, primarily reflecting net markdowns recognized in net revenues related to the Apple Card loan portfolio, which was transferred to held for sale in 2025 ■ 1Q26 select data4: — Total assets of $29 billion — Loan balance of $19 billion — Net interest income of $666 million $411 $610 $(1,676) 1Q26 4Q25 1Q25 Platform Solutions Net Revenues ($ in millions)

Loans by Segment4 ($ in billions) $ in billions 1Q26 4Q25 1Q25 Corporate $ 38 $ 31 $ 32 Commercial real estate 39 37 32 Residential real estate 33 32 28 Securities-based lending 18 18 18 Other collateralized lending 105 99 82 Credit cards 19 20 21 Other 3 3 2 Allowance for loan losses (2) (2) (5) Total loans $ 253 $ 238 $ 210 Loans and Net Interest Income ■ 1Q26 loans increased QoQ — Gross loans by type: $228 billion - amortized cost, $4 billion - fair value, $23 billion - held for sale — Average loans of $245 billion — Total allowance for loan losses and losses on lending commitments was $3.14 billion ($2.35 billion for funded loans) ■ Net charge-offs of $9 million for an annualized net charge-off rate of 0.0% ■ Net interest income for 1Q26 was $3.56 billion, 23% higher YoY, reflecting an increase in interest- earning assets and a decrease in funding costs — Average interest-earning assets of $1.83 trillion Loans and Net Interest Income Highlights4 Loans by Type4 9 1.0% ALLL to Total Gross Loans, at Amortized Cost Metrics ~85% Gross Loans Secured $19 $20 $18 $51 $50 $48 $183 $168 $144 $253 $238 $210 Global Banking & Markets Asset & Wealth Management Platform Solutions 1Q26 4Q25 1Q25

■ 1Q26 total operating expenses were higher YoY — Non-compensation expenses were higher, primarily reflecting significantly higher transaction based expenses — Compensation and benefits expenses were higher, reflecting improved operating performance ■ The effective income tax rate for 1Q26 was 13.2%, down from the full year rate of 21.4% for 2025, primarily reflecting an increase in tax benefits on the settlement of employee share-based awards, partially offset by a decrease in other permanent tax benefits, for 1Q26 compared with 2025 $ in millions 1Q26 vs. 4Q25 vs. 1Q25 Compensation and benefits $ 5,412 16% 11% Transaction based 2,515 13% 36% Market development 186 (14)% 19% Communications and technology 583 (1)% 15% Depreciation and amortization 495 (6)% (2)% Occupancy 254 2% 9% Professional fees 379 (20)% (11)% Other expenses 602 (23)% 4% Total operating expenses $ 10,426 7% 14% Provision for taxes $ 856 (31)% (6)% Effective tax rate 13.2% Financial Results Expense Highlights Expenses 10 Efficiency Ratio4 1Q26 1Q25 60.5% 60.6%

Capital4 Selected Balance Sheet Data4Capital and Balance Sheet Highlights4 Book Value Capital and Balance Sheet 11 1Q26 4Q25 Standardized CET1 capital ratio 12.5% 14.3% Advanced CET1 capital ratio 13.4% 15.1% Supplementary leverage ratio (SLR) 4.6% 5.2% $ in billions 1Q26 4Q25 Total assets $ 2,062 $ 1,809 Deposits $ 561 $ 501 Unsecured long-term borrowings $ 315 $ 285 Shareholders' equity $ 123 $ 125 Average GCLA $ 494 $ 479 In millions, except per share amounts 1Q26 4Q25 Basic shares4 302.0 307.1 Book value per common share $ 361.19 $ 357.60 Tangible book value per common share2 $ 336.28 $ 335.49 ■ Both Standardized and Advanced CET1 capital ratios decreased QoQ, primarily reflecting an increase in credit and market RWAs and a decrease in CET1 capital ■ SLR decreased QoQ, primarily reflecting an increase in on- and off-balance sheet exposure and a decrease in Tier 1 capital ■ Returned $6.38 billion of capital to common shareholders during the quarter — 5.4 million common shares repurchased for a total cost of $5.00 billion — $1.38 billion of common stock dividends ■ Deposits of $561 billion consisted of consumer $229 billion, private bank $104 billion, transaction banking $80 billion, brokered CDs $51 billion, deposit sweep programs $40 billion and other $57 billion ■ BVPS increased 1.0% QoQ

This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2025. Information regarding the firm’s assets under supervision, total alternative assets, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) forward catalysts, estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business initiatives (including via acquisitions and partnerships) and the achievability of targets and goals, (iii) the firm’s expense savings, productivity (including the opportunities presented by artificial intelligence (AI)) and strategic location initiatives, (iv) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer (SCB) requirement and G-SIB buffer, and the potential impact of changes to U.S. regulatory capital rules), (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s Investment banking fees backlog and future results, (viii) the firm’s planned benchmark debt issuances, and (ix) the firm's ability to transition the Apple Card program, and the timing of that transaction, are forward-looking statements. Statements regarding forward catalysts are subject to the risk that the actual operating environment may differ, possibly materially, due to, among other things, changes or the absence of changes in general economic and market conditions, CEO confidence, sponsor activity, productivity gains, and the regulatory backdrop. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary, fiscal and trade policy, including tariffs, as well as the effects of the outbreak or escalation of wars or other conflicts. Statements about the timing, profitability, benefits and other prospective aspects of business (including via acquisitions and partnerships), expense savings and productivity initiatives (including the opportunities presented by AI) and the achievability of targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s SCB requirement and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected, including due to, among other things, the results of supervisory stress tests and the finalization of outstanding regulatory capital rule proposals, which may not be what the firm expects. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from tax authorities. Statements about the firm’s Investment banking fees backlog and future advisory and capital market results are subject to the risk that advisory and capital market activity may not increase as the firm expects or that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the imposition of tariffs, the continuation or worsening of the war in the Middle East, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the process to transition the Apple Card program are subject to the risk that the transaction may not close on the anticipated timeline or at all, including due to a failure to satisfy applicable closing conditions. Cautionary Note Regarding Forward-Looking Statements 12

0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 1. Diluted EPS includes the effect of instruments that are convertible into common shares if such conversion would be dilutive. The impact of applying this was a reduction in diluted EPS of $0.02 for the three months ended March 31, 2026. 2. Annualized return on average common shareholders’ equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. Annualized return on average tangible common shareholders’ equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders’ equity by basic shares. Management believes that tangible common shareholders’ equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders’ equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. The table below presents a reconciliation of average and ending common shareholders’ equity to average and ending tangible common shareholders’ equity: 3. Dealogic – January 1, 2026 through March 31, 2026. 4. For information about the following items, see the referenced sections in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Annual Report on Form 10-K for the year ended December 31, 2025: (i) Investment banking fees backlog – see “Results of Operations – Global Banking & Markets,” (ii) assets under supervision (AUS), Wealth management client assets and alternative assets – see “Results of Operations – Asset & Wealth Management,” (iii) efficiency ratio – see “Results of Operations – Operating Expenses,” (iv) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics,” (v) share repurchase program – see “Capital Management and Regulatory Capital – Capital Management” and (vi) global core liquid assets – see “Risk Management – Liquidity Risk Management.” For information about the following items, see the referenced sections in Part II, Item 8 “Financial Statements and Supplementary Data” in the firm’s Annual Report on Form 10-K for the year ended December 31, 2025: (i) interest-earning assets – see “Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders’ Equity” and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy." Represents a preliminary estimate for the first quarter of 2026 for the firm's assets under supervision, Wealth management client assets, alternative assets, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets. These may be revised in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2026. 5. Includes $5 billion of inflows in long-term assets under supervision (in alternative investments) in connection with the acquisition of Industry Ventures for the three months ended March 31, 2026. 81.112.181 35.199.186 122.104.172 13 Footnotes AVERAGE FOR THE AS OF Unaudited, $ in millions THREE MONTHS ENDED MARCH 31, 2026 MARCH 31, 2026 DECEMBER 31, 2025 Total shareholders' equity $ 122,970 $ 122,782 $ 124,972 Preferred stock (14,066) (13,703) (15,153) Common shareholders' equity 108,904 109,079 109,819 Goodwill (6,441) (6,590) (5,949) Identifiable intangible assets (926) (932) (842) Tangible common shareholders' equity $ 101,537 $ 101,557 $ 103,028